Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for First Quarter 2020

CAMBRIDGE, Mass., May 12, 2020: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the first quarter 2020, as well as anticipated corporate milestones for 2020.

“I am pleased to report that Surface has made substantial clinical progress to date in 2020; achieving important milestones with both of our highly differentiated lead programs, SRF617 and SRF388, while rapidly working through a safe transition to a largely virtual operation due to the current pandemic,” said Jeff Goater, chief executive officer. “Over the past few months, we announced the dosing of the first patients in the Phase 1 dose ascending trials for both of our lead product programs. In partnership with our clinical sites, we are following the latest FDA guidance regarding safe conduct of clinical trials during this time. We look forward to providing our initial clinical update for both programs before the end of this year.”

Recent Corporate Highlights:

•

In March, initiated a Phase 1/1b clinical trial of SRF617, which targets CD39, an important component of the adenosine axis. This trial is designed to provide rapid evaluation of SRF617 via multiple arms, including as a monotherapy and in combination with both chemotherapy and other immuno-oncology agents

•

In April, initiated a Phase 1 clinical trial of SRF388, which targets the immunosuppressive cytokine IL-27. Surface Oncology is the first company to advance an IL-27 targeted therapy into clinical development. The development of SRF388 is informed by a compelling translational hypothesis in which hepatocellular and renal cell carcinoma are prioritized, both of which are characterized by high levels of circulating EBI3, a subunit of IL-27

•

Disclosed our development candidate SRF114, a monoclonal antibody targeting the chemokine receptor CCR8. SRF114 is a highly specific antibody that is designed to deplete immuno-suppressive cells present in the tumor microenvironment

•

Entered into a clinical collaboration with Arcus Biosciences (NYSE: RCUS) in January 2020, to evaluate SRF617 in combination with AB928 (a dual A2a/A2b adenosine receptor antagonist) in clinical trials

•	Continued progression of the ongoing Phase 1/1b trial of NZV930 (targeting CD73) by Surface Oncology’s partner Novartis
•	Promoted Lisa McGrath to senior vice president, human resources

Selected Anticipated 2020 Corporate Milestones:

•

Anticipated preclinical data presentations at multiple key medical and scientific conferences throughout 2020, including the American Society of Clinical Oncology (ASCO) Virtual Annual Meeting in May and the American Association for Cancer Research (AACR) Virtual Annual Meeting II in June

•	Anticipated initial clinical updates for both SRF617 and SRF388 by the end of 2020

Financial Results:

As of March 31, 2020, cash, cash equivalents and marketable securities were $90.1 million, compared to $105.2 million on December 31, 2019.

Revenue recognized in the three months ended March 31, 2020 was $38.6 million, compared to $14.4 million for the same period in 2019. The increase was a result of the expiration of the final Novartis option purchase period in January 2020 and the corresponding recognition of the remaining deferred revenue under the collaboration.

Research and development (R&D) expenses were $11.3 million for the three months ended March 31, 2020, compared to $14.3 million for the same period in 2019. This decrease was primarily driven by a reduction in expenses associated with contract manufacturing and other IND enabling activities, as a result of the SRF617 and SRF388 IND filings in 2019. R&D expenses included $0.7 million in stock-based compensation expense for the three months ended March 31, 2020.

General and administrative (G&A) expenses were $4.8 million for the three months ended March 31, 2020, compared to $5.1 million for the same period in 2019. This decrease was primarily due to decreased personnel costs and professional fees. G&A expenses included $1.2 million in stock-based compensation expense for the three months ended March 31, 2020.

For the three months ended March 31, 2020, net income was $22.6 million, or basic net income per share attributable to common stockholders of $0.81, and diluted net income per share attributable to common stockholders of $0.74. Net loss was $4.2 million for the same period in 2019, or basic and diluted net loss per share attributable to common stockholders of $0.15.

Financial Outlook:

Surface Oncology continues to project that current cash and cash equivalents are sufficient to fund the Company into 2022. Anticipated milestones under the NZV930 collaboration with Novartis and additional capital potentially available under the K2 HealthVentures debt financing, in aggregate, would extend Surface Oncology’s cash runway into the second half of 2022.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting

CD112R) or depleting regulatory T cells (via targeting CCR8). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would,” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, both of which are available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors

Matt Lane

matt@gilmartinir.com

617-901-7698

Media
Tom Donovan
tom@tenbridgecommunications.com
857-559-3397

Selected Financial Information:

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
Statement of Operations Items	2020	2019
Collaboration revenue - related party	$38,592	$14,434
Operating expenses:
Research and development	11,288	14,309
General and administrative	4,787	5,093
Total operating expenses	16,075	19,402
Income (loss) from operations	22,517	(4,968)
Interest and other income, net	53	769
Net income (loss)	22,570	(4,199)
Net income (loss) per share attributable to common stockholders— basic	$0.81	$(0.15)
Weighted average common shares outstanding— basic	27,977,145	27,825,698
Net income (loss) per share attributable to common stockholders— diluted	$0.74	$(0.15)
Weighted average common shares outstanding— diluted	30,917,452	27,825,698

	March 31,	December 31,
Selected Balance Sheet Items:	2020	2019
Cash, cash equivalents and marketable securities	$90,084	$105,161
Total assets	131,215	131,693
Accounts payable and accrued expenses	8,278	11,396
Deferred revenue – related party	—	38,592
Total stockholders’ equity	81,566	56,666